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                                                               EXHIBIT NO. 99.11




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 2-68918 on Form N-1A of our report dated January 9, 1998, on the financial statements and financial highlights of MFS World Governments Fund, a series of MFS Series Trust VII, included in the 1997 Annual Report to Shareholders.



                                                      /s/ Ernst & Young LLP
                                                      ---------------------
                                                      Ernst & Young LLP

Boston, Massachusetts
March 26, 1998